    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1999


                                                      REGISTRATION NO. 333-60355
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             AIMCO PROPERTIES, L.P.
           (Exact name of co-registrant as specified in its charter)

                   MARYLAND                                      84-1259577
                   DELAWARE                                      84-1275621
(State or other jurisdiction of incorporation     (I.R.S. Employer Identification Number)
               or organization)
    1873 SOUTH BELLAIRE STREET, 17TH FLOOR                    PETER KOMPANIEZ
            DENVER, COLORADO 80222                               PRESIDENT
                (303) 757-8101                     1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                                                           DENVER, COLORADO 80222
                                                               (303) 757-8101
                                                            FAX: (303) 753-9538
 (Address, including zip code, and telephone      (Name, address, including zip code, and
                   number,                                   telephone number,
   including area code, of co-registrants'       including area code, of agent for service)
         principal executive offices)

                             ---------------------

                                    Copy to:

                              JONATHAN L. FRIEDMAN
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             300 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 687-5000
                              FAX: (213) 687-5600

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     At the time it was declared effective, this Registration Statement included 91 prospectus supplements relating to exchange offers for units of limited partnership interest in 90 different partnerships. The Registrants subsequently determined not to proceed with the exchange offers for 56 of the partnerships and, by Post-Effective Amendment No. 1, have previously withdrawn from the Registration Statement the prospectus supplements for such partnerships. Exchange offers for the remaining 34 of these partnerships have been commenced and the prospectus supplements relating to such exchange offers have been filed with the SEC in their final form pursuant to Rule 424(b) of the Securities Act of 1933. These partnerships are set forth below:

Baywood Apartments, Ltd.
Buccaneer Trace Limited Partnership
Burgundy Court Associates, L.P.
Calmark/Fort Collins, Ltd.
Catawba Club Associates, L.P.
Cedar Tree Investors Limited Partnership
Chapel Hill, Limited
Coastal Commons Limited Partnership
Four Quarters Habitat Apartment Associates, Ltd.
Georgetown of Columbus Associates, L.P.
La Colina Partners, Ltd.
Lake Eden Associates, L.P.
Landmark Associates, Ltd.
Northbrook Apartments, Ltd.
Orchard Park Apartments Limited Partnership
Park Towne Place Associates Limited Partnership
Quail Run Associates, L.P.
Ravensworth Associates Limited Partnership
Rivercreek Apartments Limited Partnership
Rivercrest Apartments, Ltd.
Salem Arms of Augusta Limited Partnership
Shaker Square, L.P.
Shannon Manor Apartments, a Limited Partnership
Sharon Woods, L.P.
Snowden Village Associates, L.P.
Sturbrook Investors, Ltd.
Sycamore Creek Associates, L.P.
Texas Residential Investors Limited Partnership
Thurber Manor Associates, L.P.
Villa Nova, Limited Partnership
Walker Springs, Limited
Wingfield Investors Limited Partnership
Woodmere Associates, L.P.
Yorktown Towers Associates


     The Registrants revised the terms of the offers with respect to 20 of the above partnerships so that limited partners in the partnerships would only be entitled to receive cash for their units. Accordingly, by Post-Effective Amendment No. 2, the Registrants have previously withdrawn from the Registration Statement the prospectus supplements for the following partnerships:


Baywood Apartments, Ltd.
Burgundy Court Associates, L.P.
Calmark/Fort Collins, Ltd.
Catawba Club Associates, L.P.
Chapel Hill, Limited
Georgetown of Columbus Associates, L.P.
La Colina Partners, Ltd.
Lake Eden Associates, L.P.
Northbrook Apartments, Ltd.
Quail Run Associates, L.P.
Shaker Square, L.P.
Shannon Manor Apartments, a Limited Partnership
Sturbrook Investors, Ltd.
Texas Residential Investors Limited Partnership
Thurber Manor Associates, L.P.
Villa Nova, Limited Partnership
Walker Springs, Limited
Wingfield Investors Limited Partnership
Woodmere Associates, L.P.
Yorktown Towers Associates


     The Registrants now intend to revise the terms of the offers with respect to 11 of the above partnerships so that limited partners in the partnerships will only be entitled to receive cash for their units. Accordingly, the Registrants hereby withdraw from the Registration Statement the prospectus supplements for the following partnerships:



Buccaneer Trace Limited Partnership
Cedar Tree Investors Limited Partnership
Coastal Commons Limited Partnership
Four Quarters Habitat Apartment Associates, Ltd.
Landmark Associates, Ltd.
Orchard Park Apartments Limited Partnership
Park Towne Place Associates Limited Partnership
Ravensworth Associates Limited Partnership
Rivercreek Apartments Limited Partnership
Rivercrest Apartments, Ltd.
Sycamore Creek Associates, L.P.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Apartment Investment and Management Company has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 16th day of August, 1999.


                                            APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY

                                            By:   /s/ PETER K. KOMPANIEZ
                                              ----------------------------------
                                                     Peter K. Kompaniez,
                                                 Vice Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ TERRY CONSIDINE*                   Chairman and Chief Executive     August 16, 1999
-----------------------------------------------------    Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ                  Vice Chairman and President      August 16, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and        August 16, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

               /s/ RICHARD S. ELLWOOD*                 Director                         August 16, 1999
-----------------------------------------------------
                 Richard S. Ellwood

                /s/ J. LANDIS MARTIN*                  Director                         August 16, 1999
-----------------------------------------------------
                  J. Landis Martin

                /s/ THOMAS L. RHODES*                  Director                         August 16, 1999
-----------------------------------------------------
                  Thomas L. Rhodes

                 /s/ JOHN D. SMITH*                    Director                         August 16, 1999
-----------------------------------------------------
                    John D. Smith

             *By: /s/ PETER K. KOMPANIEZ
  ------------------------------------------------
       Peter K. Kompaniez, as Attorney-in-Fact
          for each of the persons indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AIMCO Properties, L.P. has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 16th day of August, 1999.


                                            AIMCO PROPERTIES, L.P.

                                            By: AIMCO-GP, INC.
                                              its General Partner

                                            By:   /s/ PETER K. KOMPANIEZ
                                              ----------------------------------
                                                     Peter K. Kompaniez,
                                                 Vice Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                /s/ TERRY CONSIDINE*                   Chairman and Chief               August 16, 1999
-----------------------------------------------------    Executive Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ                  Vice Chairman and President      August 16, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and        August 16, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

             *By: /s/ PETER K. KOMPANIEZ
  ------------------------------------------------
     Peter K. Kompaniez, as Attorney-in-Fact for
            each of the persons indicated